UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019

J.E.M. CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-179130	46-0525801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5B, Prat Building, 13 Prat Avenue, TsimSha Tsui, Kowloon, HK
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code 852-27707297

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Section 5 - Corporate Governance and Management

Items 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

On May 22, 2019, the Company accepted the resignation from Xia MingJing as the Company’s Chief Executive Officer. Effective on the same date to fill the vacancy created by Mr. Xia MingJing’s resignation, the Company appointed Yulong Yang, as the Company’s Chief Executive Officer. Mr. Xia MingJing’s resignation did not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company and he will continue in the capacity of Chief Financial Officer and Chairman of the Board of Directors of the Company.

Biographical information for Yulong Yang

Yulong Yang - Mr. Yulong Yang is currently the owner and director of Picasso Digital Assets Investment Management (UK) Co., Ltd which was registered (June 8, 2018) in the United Kingdom and another Picasso Digital Assets Investment company registered in Hong Kong in April 2018, he has managed over 50 IT technical personnel worldwide. Mr. Yang is also the director (since 2016) of ZhongAo International Holding Group Co., Ltd which has operation in major Asian cities such as Seoul, Hong Kong, Shanghai, Shenzhen and Chongqing.  In his recent business endeavor of blockchain and anti-counterfeiting & traceability. During his earlier career from 2004 to 2013, Mr. Yang is a seasoned investor and good at in sales, business operation and managing teams.  Mr. Yang graduated from Chongqing College of Electronic Engineering of China in June 1998.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.E.M. CAPITAL, INC. (Registrant)
Date: May 24, 2019	By: /s/ Yulong Yang Yulong Yang Chief Executive Officer

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